Exhibit 10.1

 FRAMEWORK AGREEMENT ON BUSINESS COOPERATION

By

PARTY A

Luck Sky (Shen Zhen) Aerodynamic Electricity Limited

And

PARTY B

Sanhe City Lucksky Electrical Engineering Co., Ltd.

July 25, 2014

Framework Agreement on Business Cooperation

This Framework Agreement on Business Cooperation (“this Agreement”) is made and entered into this day of July      , 2014 in the People’s Republic of China (the “PRC”, not inclusive of Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan Region for the purpose of this Agreement) by and between:

Party A: Luck Sky (Shen Zhen) Aerodynamic Electricity Limited, a duly registered and validly existing wholly foreign owned enterprise established under the laws of the PRC.

Registered Address: No. 2206, Jinlong Plaza, Caiwuwei, Hongbao Road, Luohu District, Shenzhen, China. Postal Code: 518000

 Legal Representative: Zhou Jian

Tel: 0755-22954296

Fax: 0755-22954296

Party B: Sanhe City Lucksky Electrical Engineering Co., Ltd., a validly existing limited liability company established under the laws of the PRC.

Registered Address: East to Yanjiao Development Zone Power Plant of San He City, north to Zhongqing Cementing Compound Company, Postal Code: 065201

 Legal Representative: Zhou Jian

Tel: 010-58412836

Fax: 010-58412836-8228

(Party A and Party B, collectively, referred to as “Both Parties” or “Two Parties” and individually, as “Either Party”)

WHEREAS:

1.	Party A is a wholly foreign owned enterprise incorporated in accordance with the laws of the PRC and has experience in natural energy power generation system and other related fields.

2.	Party B is a limited liability company incorporated in accordance with the PRC Laws and qualified to conduct the busiess of production and sale related to natural energy power generation system. Party B wishes to cooperate with Party A to utilize Party A and its affiliated companies’ experinces, management servies and advanced techniques in the natural energy power generation system field.

1

NOW, THEREFORE, through consultation, the parties hereby agree as follows:

Article 1.	Representation, Undertaking and Warranty

As of the date hereof, Party A represents, undertakes and warrants to the other party as follows:

1.	It signs and performs this agreement under its authority and business scope; shall obtain all the necessary and appropriate approvals and authorizations; and does not violate any binding or applicable laws and contractual restrictions.

2.	This agreement, as well as the agreements between the contracted Parties hereunder that arised hereof as listed in Article 2, shall be legal and effective, and binding and enforceable to Party A immediately after they come into effect seperately.

3.	It is a legally incorporated and exsiting independent legal person, able to bear civil liabilities independently.

4.	It will follow Party B’s instruction and do the best as to providing technical services, management, training and counsulting servicies in accordance with the relevant laws, regulations, other regulatory documents as well as the provisions of related agreements.

As of the date hereof, Party B represents, undertakes and warrants to the other party as follows:

1.	It signs and performs this agreement under its authority and business scope; shall obtain all the necessary and appropriate approvals and authorizations; and does not violate any binding or applicable laws and restrictions.

2.	This agreement, as well as the agreements between the contracted Parties hereunder that arised hereof as listed in Article 2, shall be legal and effective, binding and enforceble to Party B immediately after they come into effect seperately.

3.	It is authorized and has acquired all the qualifications and permits to conduct busiess of production and sale related to natural energy power generation system, all business activities are within the business scope without violation of laws or regulations, and never been punished by administration authorities.

2

4.	It will faithfully fulfill this Agreement, and shall not conduct any positive/negative action that will affect the validity and enforceability of this agreement.

5.	Without getting PartyA’s prior consent in written, it shall not revise, supplement or amend its articles of association, increase or reduce its registered capital, or alternate its equity structure in any form.

6.	Without getting PartyA’s prior consent in written, it shall not change the current business operation in any way, or make change to any registered or filed matters in any form.

Article 2.	Relevant Cooperation Agreements

Besides this agreement, for the prupose of promoting cooperations, the Parties hereof and their affiliated parties agree to enter into the following agreements. Unless otherwise set forth, the execution and performance of the following agreements will be an integral part of the cooperation between the Parties hereof.

1.	Agreement on Exclusive Management, Consulting and Training and Technical Service

Both Parties have entered into an Agreement of Exclusive Management, Consulting and Training and Technical Service, as of the date hereof, pursuant to which Party A will agree to provide Party B with exclusive services in respect of business introduction, business management, business consultancy, management training, and the technical supports related to natural energy power generation system business.

2.	Agreement on Know-How Sub-License

Both parties have agreed to enter into an Agreement on Know-How Sub-License. Pursuant to this agreement, Party A will grant Party B an exclusive right to use and develop a series of aerodynamics related patents and technologies with respect to electrical generation for commercial and residential structures, not including wind towers. Party A possesses such rights licensed under such sub-license through two license agreements dated July ___, 2014 with Zhou Deng Rong, Zhou Jian and LuckSky Group, the owners of the aforesaid patents and technologies.

3.	Power of Attorney

Each of Party B’s stockholders have agreed to irrevocably entrust Party A with his stockholder voting rights and other stockholder rights for representing him to exercise such rights at any stockholders’ meeting of Party B in accordance with applicable laws and its Article of Association, including, but not limited to, the right to sell or transfer all or any of his equity interest in Sanhe, and appoint and vote for the directors and Chairman of Party B as the authorized representative of Party B’s stockholders.

3

4.	Equity Pledge Agreement

To guaranty that Party B will perform its payment obligations under the agreements hereinabove mentioned, Party B and its shareholders have entered into the Equity Pledge Agreement with Party A, in which the shareholders of Party B will provide Party A the collateral of pledge over the equity of Party B held by Party B’s shareholders.

5.	Exclusive Option Agreement

To guarantee the cooperation between the Parties can be carried out steadily, Party B and its shareholders agree that Party A and its shareholders have the exclusive right of option to acquire all the equity of Party B, and will enter into the Exclusive Option Agreement with Party A to stipulate the details.

Article 3.	Specifications of the Cooepration

Party A shall dispatch an operative team with abundant experience in the production and sale of natural energy power generation system products to Party B, in order to assist Party B in planning, managing and regular business operation as well as to make independant decisions on the operation of Party B (including but not limited to operation, human resource, payment and client management) upon its own discretion. Party B shall lay full confidence and trust on the operative experience of Party A, and shall not intervene with Party A’s above-mentioned decision unless otherwise provided between the parties.

Both Parties agree to share the cooperation profits in accordance with this Agreements as set forth in Article 2 hereof.

Article 4.	Term

1.	The term of cooperation stated in this Agreement is 10 years, starting from the date when this Agreement takes effect.

2.	Party B commits that, as of the date when this Agreement takes effect, the cooperation term under this Agreement shall not be shortened or terminated in advance for any reason, unless the Both Parties have entered into an agreement to the contrary.

3.	Both Parties agree that Party A has the option to extend the valid term of this Agreement. Before expiration of this Agreement, Party A is entitled to extend the term to a proper period by issuing a written notice to Party B. There is no limitation to the times this option may be exercised by Party A.

4

Article 5.	Liabilities for Breach of this Agreement

1.	The breaching Party of this Agreement shall pay compensation to the performing Party.

2.	Either Party’s waiver of claim to the other Party’s breach of this Agreement is valid only in written form. No failure or neglect of Either Party hereto in any instance to exercise any right of claim or remedy hereunder shall constitute a waiver of any other right or privilege. Partial exercise of the rights or remedy shall not prevent such Party from exercising other rights and remedy.

Article 6.	Dispute Settlement

1.	The conclusion, validity, interpretation, performance, modification and termination of this Agreement as well as the settlement of disputes shall be governed by the laws of the PRC.

2.	The disputes in connection with the performance of this Agreement shall be settled by both Parties through friendly consultation. In case no settlement is reached through such consultation, the disputes shall be submitted to China International Economic and Trade Arbitration Commission located in Beijing and settled in accordance with the Commission's arbitration rules in effect at the time of arbitration. The arbitral award is final and binding upon Both Parties.

Article 7.	Confidentiality

1.	Both Parties agree to take every possible measure to keep confidencial of the materials and information (“Confidential Information”) they have knowledge of or access to hereunder. Without prior written consent of other Parties, no Confidential Information shall be disclosed, given or transferred to any other third party. Once this Agreement terminates, Both Parties shall return the documents, materials and/or software carrying Confidential Information to the original owner or destroy them as required. Both Parties shall also remove the Confidential Information from any memory device and shall never use it again. Both Parties shall take necessary measures to ensure that the Confidential Information to be disclosed to the staff, agents and consultants so far as is necessary for performing their duties solely, and urge these personnel to comply with the obligations as to confidentiality under this Agreement.

The Confidential Information herein refers to any relevant contracts, agreements, memorandum of understanding, appendices, drafts or notes (including this Agreement) for the purpose of this Agreement (including this Agreement) as well as any form of trade secrets, exclusive information and other data and information that Party A, Party B, their clients, customers, consultants, sub-licensee or affiliated enterprises have taken measures to keep confidential. The Confidential Information includes but is not limited to oral or written materials, either Party’s software, web catalogue, business plans and conceptions, product development, invention, service design, creative design, graphics, texts, audio, video, multi-media information, client data, market data, financial data, R&D information as well as intellectual or industrial property in relation to this Agreement owned by Either Party, including those information deemed or taken confidential by Any Party,, its clients, customers, consultants, sub-licensee or affiliated enterprises.

5

The above-mentioned restrictions do not apply in the following situations:

(1)	When being disclosed, the data has already been available to general public;

(2)	The data has been available to the general public otherwise than by Either Party’s disclosure with fault;

(3)	Either Party can prove that the data is available to them prior to the hereunder provided disclosure to them which is not obtained from other parties directly or indirectly;

(4)	Either Party is exempted from confidentiality obligation from disclosure of the Confidential Information to governing administrative authorities, stock exchange institutions required and in accordance with compulsory laws of PRC; or disclosures directly to its legal counsels and financial advisers as required by law or demanded in normal business operation.

Article 8.	Termination of the Agreement

1.	If Party B fails to fulfill its obligations within the period agreed by both Parties, and continously fails to fulfill its obligations within the 30-day-long grace period offered by Party A, Party A is entitled to rescind the Agreement by sending information to Party B. The rescission takes effect as of the date when the notice is issued.

This agreement, if Party A and Party B reach an agreement, may terminate or change in advance.

2.	During the term of this Agreement, if Party B applies for bankruptcy in any form, or enters into liquidation process, or its license is revoked by government authority, or ceases to be a legal person or other legal entity, Party A is entitled to rescind this Agreement. The rescission takes effect as of the date when the notice of rescission is issued.

6

3.	The amendment or rescission of this Agreement does not jeopardize the Parties’ right of claims for damages. The damage to either Party resulting from amendment or rescission of this Agreement shall be compensated by the responsible Party, unless the liabilities are exempt by law. If this Agreement is terminated due to reasons incurred by Party B, Party A is entitled to claim for all the damages caused by the rescission and the charges due for the services it has provided pursuant to this Agreement.

Article 9.	Force Majeure

1.	Force majeure under this Agreement refers to war, fire, earthquake, flood, storm, blizzard and other natural disasters; or other events that are unpredictable, irresistible and unavoidable by both Parties when this Agreement is signed.

2.	The affected Party shall not be liable for any delay or failure in performing any or all of its obligations due to the event of Force Majeure. However, Both Parties shall proceed with their performance of obligations immediately after the cease of the event of Force Majeure or removal of the effects. If effects of Force Majeure make the fulfillment of this Agreement impossible or unnecessary, Two Parties shall settle the problem through friendly consultation.

3.	If Force Majeure influences the performance of this Agreement, the affected Party shall notify the other Party of the occurrence of Force Majeure events by telegraph, fax or other electronic forms immediately and submit a written proof thereof within five (5) working days after its occurrence.

Article 10.	Notification and Delivery

1.	Any notice or message between the two Parties shall be sent in written form by fax, personal delivery (including Express Mail Service) or registered airmail to the addresses listed at the beginning of this Agreement.

2.	Unless otherwise specified herein, when notices or messages are submitted in person, the notices or messages shall be deemed received upon delivery. Notification by prepaid mail shall be deemed received by seven (7) days of delivery. When notices or messages are sent by cable or fax, the notices or messages shall be deemed received at the moment of sending. When by telegraph, the notices or messages shall be deemed received by twenty-four (24) hours of delivery.

7

Article 11.	Effectiveness of the Agreement and Miscellaneous

1.	Issues that are not covered by this Agreement can be decided through consultation for supplementation among authorized representatives of the Parties. Any amendment or supplements shall be made in written form.

2.	Unless otherwise specified, the “day” in this Agreement refers to the calendar day and the “working day” in this Agreement means the days of regular operation of the PRC’s commercial banks.

3.	Article 5, Article 6 and Article 7 remain effective even after the termination or rescission of this Agreement.

4.	Neither party shall transfer its rights or obligations under this Agreement, partially or wholly, to the third party without the prior written consent of the other Party.

5.	Invalidity of any provision of this Agreement shall not influence the validity of the other unrelated provisions hereof.

6.	This Agreement shall be executed in two counterparts, one for each party effective as of the date when signed.

7.	This Agreement is made in Chinese language. Chinese version shall prevail. Versions in other languages are for reference purpose only.

[English Translation for Reference Purpose Only]

8

SIGNATURE PAGE

Party A: Luck Sky (Shen Zhen) Aerodynamic Electricity Limited (Seal)

Signature:	/s/ Zhou Jian
Title: Legal Representative

Party B: Sanhe City Lucksky Electrical Engineering Co., Ltd. (Seal)

Signature:	/s/ Zhou Deng Rong
Title: Zhou Deng Rong

[English Translation for Reference Purpose Only]

9